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                        SUBSIDIARIES OF THE REGISTRANT


       TITLE                                STATE OF INCORPORATION
       -----                                ----------------------

UBC Holding Company, Inc.                   West Virginia

United National Bank                        West Virginia

United National Bank-South                  West Virginia

UBF Holding Company                         West Virginia

Bank First, N. A.                           Virginia

United Venture Fund, Inc.                   West Virginia

United Mortgage Company, Inc.               West Virginia